EXHIBIT 1.1

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonl ine.gov. bc.ca		250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: January 13, 2005 11:09 AM Pacific Time
Incorporation Number: Recognition Date:	BC0656892 Incorporated on October 23, 2002

NOTICE OF ARTICLES
Name of Company:
UNITED TRAFFIC SYSTEMS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:		Delivery Address:
16th Floor, 543 Granville Street		16th Floor, 543 Granville Street
Vancouver, BC V6C 1X8		Vancouver, BC V6C 1X8
CANADA		CANADA

RECORDS OFFICE INFORMATION

Mailing Address:		Delivery Address:
16th Floor, 543 Granville Street		16th Floor, 543 Granville Street
Vancouver, BC V6C 1X8		Vancouver, BC V6C 1X8
CANADA		CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
KIM, HYE, KYUNG

Mailing Address:		Delivery Address:
1507 - 193 AQUARIUS MEWS		1507 - 193 AQUARIUS MEWS
Vancouver, BC V6Z 2Z2		Vancouver, BC V6Z 2Z2
CANADA		CANADA

             BC0656892 Page: 1 of 2

Last Name, First Name, Middle Name:
LEE, JAI, WOO

Mailing Address:		Delivery Address:
1507 - 193 AQUARIUS MEWS		1507 - 193 AQUARIUS MEWS
Vancouver, BC V6Z 2Z2		Vancouver, BC V6Z 2Z2
CANADA		CANADA

PRE-EXISTING COMPANY PROVISIONS
The pre-existing Company provisions apply to this company.

AUTHORIZED SHARE STRUCTURE
1. 100,000,000	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

          BC0656892 Page: 2 of 2